                                                                     Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        PREMIER RESEARCH WORLDWIDE, LTD.

         Premier Research Worldwide, Ltd., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         FIRST: that (i) the name of the corporation is PREMIER RESEARCH WORLDWIDE, LTD., formerly known as Research Data Worldwide, Ltd. which was formerly known as Research Data Corporation, which is the name under which the corporation was originally incorporated, and (ii) the date of filing its original Certificate of Incorporation with the Secretary of State was August 19, 1993.

         SECOND: that this Restated Certificate of Incorporation was duly adopted by the Corporation's stockholders in accordance with the provisions of
Section 245 of the General Corporation Law of Delaware.

         THIRD: that the text of the Certificate of Incorporation is hereby amended to read in its entirety as follows:


                                    ARTICLE I

         The name of the Corporation is PREMIER RESEARCH WORLDWIDE, LTD.


                                   ARTICLE II

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such registered office is The Corporation Trust Company.


                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         The aggregate number of shares which the corporation shall have authority to issue is 15,500,000, by classes and par value of shares as follows:

                                                  Par Value
                Class          No. of Shares      Per Share
                -----          -------------      ---------
                Common          15,000,000         $ 0.01
                Preferred          500,000         $10.00

The relative rights, preferences and limitations of the shares of each class are as follows:

         Preferred. The Board of Directors is authorized to adopt by resolution at any time, or from time to time, amendments to the Certificate of Incorporation in respect of any unissued and/or treasury shares of preferred stock, and thereby to fix or change the division of shares of the preferred stock into classes and/or into series within any class or classes, and the determination of the relative rights, preferences and limitations of the shares of any class or series. The authority of the Board with respect to each class or series of preferred stock shall include, but not be limited to, determination of the following:

         (a) The number of shares constituting that class or series and the distinctive designation of that class or series;

         (b) The dividend rate on the shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates;

         (c) Whether that class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

         (d) Whether that class or series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (e) Whether or not the shares of that class or series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions;

         (f) The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

         (g) Any other relative rights, preferences and limitations of that class or series as may be permitted or required by law.

         Common. Each share of common stock shall be entitled to one vote on all matters submitted to a vote of stockholders. The common stockholders shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on the preferred stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary, of the Corporation, the assets and funds of the Corporation available for distribution to stockholders, and remaining after the payment to holders of preferred stock of the amounts to which they are entitled, shall be divided and paid to the holders of the common stock according to their respective shares.

                                    ARTICLE V

         (a) The number of directors which shall constitute the whole Board of Directors shall be not less than two nor more than fifteen. The exact number of directors within such maximum and minimum shall be determined by resolution duly adopted by the Board of Directors by a majority vote of the whole Board.

         (b) The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole Board permits. At the meeting of stockholders, or by written consent in lieu of such meeting, at or by which this Restated Certificate of Incorporation is adopted, directors of the first class shall be elected to hold office for a term expiring at the next ensuing annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second ensuing annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third ensuing annual meeting. At each annual meeting of stockholders following such initial classification and election, directors in numbers equal to the number of the class whose terms expire at the time of such meeting shall he elected to hold office until the second succeeding annual meeting of stockholders. Each director shall hold office until his successor is elected and qualified, or until his earlier resignation or removal.

         (c) Newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the whole Board, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires.

         (d) Any directors elected pursuant to any special voting rights of one or more series of preferred stock shall be excluded from, and for no purpose be counted in, the scope and operation of the foregoing provisions of this Article V.

         (e) Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this certificate of incorporation or the by-laws of the Corporation), the affirmative vote of the holders of seventy percent (70%) or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall he required to amend, alter, change or repeal this Article V.


                                   ARTICLE VI

         1. (A) In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in paragraph 2 of this Article VI:

                (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), to or with any Interested Stockholder or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more; or

                (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

                (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

                (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; shall require the affirmative vote of the holders of at least eighty percent (80%) of the then outstanding shares of each class of the capital stock of the Corporation (the "Voting Stock"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise. Notwithstanding any other provision of this certificate of incorporation to the contrary, for purposes of this
Article VI, each share of the Voting Stock shall have one vote.

            (B) The term "Business Combination" as used in this Article VI shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of sub-paragraph (A) of this paragraph 1.

         2. The provisions of paragraph 1 of this Article VI shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this certificate of incorporation, if all of the conditions specified in either of the following sub-paragraphs (A) and (B) are met:

            (A) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

            (B) All of the following conditions shall have been met:

                (i) The aggregate amount of (x) cash and (y) Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash, to be received per share by holders of each class of the Corporation's capital stock in such Business Combination shall be at least equal to the highest amount determined under sub-clauses (a), (b) and (c) below:

                    (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any share of such class acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                    (b) the Fair Market Value per Share of such class on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article VI as the "Determination Date"), whichever is higher; and

                    (c) (if applicable) the highest preferential amount per share to which the holders of shares of such class would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

                (ii) The consideration to be received by holders of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. If the Interested Shareholder shall not have previously acquired shares of a particular class, the form of consideration to be received by holders of such class shall be cash.

                (iii) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                (iv) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

         3. For the purposes of this Article VI:

            (A) The term "Person" shall mean any individual, firm, corporation or other entity.

            (B) The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

                (i) is the beneficial owner (as hereinafter defined) of more than twenty percent (20%) of the Voting Stock; or

                (ii) is an Affiliate (as hereinafter defined) of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of twenty percent (20%) or more of the Voting Stock; or

                (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933;

provided, that no person which prior to October 24, 1996 came within the definition set forth in this sub-paragraph (B), nor any present or future Affiliate of such a person, shall be considered an Interested Stockholder.

            (C) A person shall be a "beneficial owner" of any Voting Stock:

                (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                (ii) which such person or any of its Affiliates or Associates has, directly or indirectly (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

            (D) For the purposes of determining whether a person is an Interested Stockholder pursuant to sub-paragraph (B) of this paragraph 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (C) of this paragraph 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise.

            (E) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on October 24, 1996.

            (F) The term "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in subparagraph (B) of this paragraph 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

            (G) The term "Continuing Director" means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors, provided that such recommendation or election shall only be effective if made at a meeting at which a Continuing Director Quorum is present.

            (H) The term "Continuing Director Quorum" means three Continuing Directors capable of exercising the powers conferred upon them under the provisions of the Certificate of Incorporation or By-Laws of the Corporation or by law.

            (I) The term "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of Continuing Directors, provided that such determination shall only be effective if made at a meeting at which a Continuing Director Quorum is present.

                (i) In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in sub-paragraphs (B)(i) and (ii) of paragraph 2 of this Article VI shall include the shares of Common Stock and/or the shares of any other class of Voting Stock retained by the holders of such shares.

         4. The Board of Directors shall have discretion to interpret the meaning of the provisions of this Article VI, and their applicability with respect to various factual situations, and the determinations of the Board in such regard shall be conclusive and binding.

         5. Nothing contained in this Article VI shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         6. Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of incorporation or the by-laws of the Corporation), the affirmative vote of the holders of eighty percent (80%) or more of the outstanding shares of each class of Voting Stock shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article VI.

                                   ARTICLE VII

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The liability of a director of the Corporation shall be further eliminated or limited to the fullest extent allowable under Delaware Law, as it may in the future be amended.

                                  ARTICLE VIII

         In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to adopt, amend and repeal from time to time by-laws of the Corporation.

         IN WITNESS WHEREOF, said PREMIER RESEARCH WORLDWIDE, LTD. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Joan Carter, its Chairman of the Board, and attested by James H. Carll, its Assistant Secretary, this 18th day of November, 1996.

                                          PREMIER RESEARCH WORLDWIDE, LTD.

                                          By: /s/ Joan Carter
                                              ----------------------------------
                                              Joan Carter, Chairman of the Board
[Corporate Seal]

Attest:

By: /s/ James H. Carll
    -------------------------
    James H. Carll,
    Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                        PREMIER RESEARCH WORLDWIDE, LTD.




TO:      THE SECRETARY OF STATE
         STATE OF DELAWARE

         Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, this Certificate of Amendment is being filed in order to amend the Certificate of Incorporation of Premier Research Worldwide, Ltd., a Delaware corporation, as set forth below:

         I.      The name of the corporation is Premier Research Worldwide, Ltd.

         II. Article I of the Certificate of Incorporation is amended to read in its entirety as follows:

                    The name of the Corporation is PRWW, Ltd.


         III. The amendment was approved and adopted at the Annual Meeting of Shareholders of the Corporation duly held on April 17, 2000.

         IV. The number of shares outstanding, the class of such shares, the number of shares entitled to vote on the amendment, and the number of shares voted for and against such amendment are as follows:

         Number of               Number of
         Shares                  Shares                                  Voted
         Outstanding   Class     Entitled To Vote        Voted For       Against

         6,952,297     Common    6,952,297               5,840,978        4,754

         V. This amendment has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

         VI. The amendment shall be effective upon the close of business on April 20, 2000.

DATED: April 17,  2000           PREMIER RESEARCH WORLDWIDE, LTD.

                                   By:  /s/ Joel Morganroth, MD
                                        -------------------------
                                        Joel Morganroth, M.D.,
                                        Chairman and Chief Executive Officer
718429

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   PRWW, LTD.




TO:      THE SECRETARY OF STATE
         STATE OF DELAWARE

         Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, this Certificate of Amendment is being filed in order to amend the Certificate of Incorporation of PRWW, LTD., a Delaware corporation, as set forth below:

         I.       The name of the corporation is PRWW, LTD.

         II.      The Certificate of Incorporation is hereby amended as follows:

                  (a) Article I of the Certificate of Incorporation is amended to read in its entirety as follows:

                      The name of the Corporation is eResearchTechnology, Inc.


         III. The amendment was approved and adopted at the Annual Meeting of Shareholders of the Corporation duly held on April 24, 2001.

         IV. The number of shares outstanding, the class of such shares, the number of shares entitled to vote on the amendment, and the number of shares voted for and against such amendment are as follows:

          Number of Shares
          Outstanding and                      Voted      Voted          Vote
          Entitled to Vote        Class         For       Against       Abstain
          -----------------      ------      ---------    -------       -------
          6,970,887              Common      6,176,734    116,227        2,934


         V.       This amendment has been duly adopted in accordance with
Section 242 of the Delaware General Corporation Law.

         VI. The amendment shall be effective upon the close of business on April 26th, 2001.

DATED:  April 24, 2001                      PRWW, LTD.

                                            By: /s/  Joel Morganroth, MD
                                               -------------------------------
                                                     Joel Morganroth, M.D.
                                                     Chairman






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